Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

TEREX CORPORATION ANNOUNCES PRICING OF SENIOR NOTES OFFERING

Westport, CT, January 17, 2017 - Terex Corporation (“Terex”) (NYSE: TEX) today announced that it priced $600 million in new financing, not including discounts and commissions or other offering expenses. This represents an increase of $50 million from the transaction size announced earlier on January 17, 2017. The $600 million principal amount of senior notes (the “Notes”) due 2025 priced at 5.625% at par in a private offering (the “Private Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Private Offering is expected to close on January 31, 2017, subject to customary closing conditions.

The net proceeds of the Private Offering together with cash on hand, including cash from the sale of our Material Handling & Port Solutions segment to Konecranes Plc, will be used: (i) to complete the tender offer (the “Tender Offer”) for up to $550 million of our 6.00% senior notes due 2021 (the “2021 Notes”), (ii) to redeem and discharge such portion of the 2021 Notes subject to the Tender Offer that are not purchased in the Tender Offer, (iii) to fund the $300 million partial redemption of the 2021 Notes on February 3, 2017, (iv) to fund the anticipated redemption, repurchase or other retirement of all $300 million aggregate principal amount outstanding of our 6.50% senior notes due 2020 (the “2020 Notes”) on or before April 3, 2017, (v) to pay related premiums, fees, discounts and expenses and (vi) for general corporate purposes, including the repayment of borrowings outstanding under Terex’s credit facilities.

The Notes were offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been, and will not be, registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and the rules promulgated thereunder.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes in any jurisdiction, or an offer to purchase, the solicitation of an offer to sell or a notice to redeem any 2020 Notes or 2021 Notes.

Contact Information:

Brian Henry

Senior Vice President, Business Development and Investor Relations

Phone: 203-222-5954

Email: brian.henry@terex.com

Forward-Looking Statements

This press release contains forward-looking information regarding future events or Terex’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. Terex has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include among others (a) any decision by Terex not to proceed with the Private Offering, (b) potential changes in market conditions and (c) those risks and uncertainties described under the section entitled “Part I. Item 1A. Risk Factors” in Terex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission, and under the section entitled “Part II. Item 1A. Risk Factors” in Terex’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, each filed with the Securities and Exchange Commission, as such factors may be updated from time to time in Terex’s periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Terex’s filings with the Securities and Exchange Commission.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based.

About Terex

Terex Corporation is a global manufacturer of lifting and material processing products and services that deliver lifecycle solutions to maximize customer return on investment. The company reports in three business segments: Aerial Work Platforms, Cranes and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

Terex Corporation

200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976